Exhibit 10.9

AIRGAIN, INC.

2013 EQUITY INCENTIVE PLAN

RESTRICTED STOCK GRANT NOTICE AND

RESTRICTED STOCK AGREEMENT

Airgain, Inc. (the “Company”), pursuant to its 2013 Equity Incentive Plan (the “Plan”), hereby grants to Participant the number of shares of the Company’s Common Stock (referred to herein as “Shares”) set forth below. This Restricted Stock award (this “Award”) is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Grant Notice (“Grant Notice”) and the Agreement.

Participant:	Charles A. Myers

Grant Date:	March 1, 2014

Total Number of Shares of Restricted Stock:	2,609,240

Vesting Schedule:	1,630,775 of the Shares shall be fully vested as of the Grant Date, and 163,077 of the Shares shall vest and be released from the Company’s Forfeiture Restriction (as defined in the Agreement) on each of December 31, 2013, March 31, 2014, June 30, 2014, September 30, 2014, and December 31, 2014 and 163,080 of the Shares shall vest on March 31, 2015, in each case subject to Participant not having experienced a Termination of Service prior to such vesting date.

Notwithstanding the foregoing, the Shares shall become fully vested and released from the Company’s Forfeiture Restriction in the event of (a) Participant’s death, (b) Participant’s termination of employment by reason of his Disability (as defined in that certain Employment Agreement effective as of October 28, 2013, between Participant and the Company (the “Employment Agreement”)), (c) Participant’s termination of employment by the Company without Cause (as defined in the Employment Agreement), or (d) Participant’s Resignation for Good Reason (as defined in the Employment Agreement).

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan or the Agreement. If Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

AIRGAIN, INC.		PARTICIPANT

By:	/s/ James K. Sims	By:	/s/ Charles A. Myers
Print Name:	James K. Sims	Print Name:	Charles A. Myers
Title:	Chairman	State of
		Residence:	California

EXHIBIT A

TO RESTRICTED STOCK GRANT NOTICE

RESTRICTED STOCK AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of Shares indicated in the Grant Notice.

1. Grant of Restricted Stock.

(a) Grant of Restricted Stock. In consideration of Participant’s past and/or continued employment with or service to the Company and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice, the Company irrevocably grants to Participant the Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.

(b) Issuance of Shares. On the Grant Date, the Company shall issue the Shares to Participant and shall (i) cause a share certificate or certificates representing the Shares to be registered in the name of Participant, or (ii) cause such Shares to be held in book entry form. If a share certificate is issued, it shall be delivered to and held in custody by the Company and shall bear the restrictive legends required by Section 4(a) below. If the Shares are held in book entry form, then such entry will reflect that the Shares are subject to the restrictions of this Agreement.

(c) Rights as Shareholder. Except as otherwise provided herein, upon issuance of the Shares by the Company to Participant, Participant shall have all the rights of a shareholder with respect to said Shares, subject to the restrictions herein, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares; provided, however, that any and all cash dividends paid on such Shares and any and all shares of Common Stock, capital stock or other securities received by or distributed to Participant with respect to the Shares as a result of any share dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company (“Distributions”) shall also be subject to the Forfeiture Restriction (as defined in Section 2(a) below) and the restrictions on transfer in Section 2(c) below until such restrictions on the underlying Shares lapse or are removed pursuant to this Agreement (at which point such portion of the Distributions held by the Company that was paid on those Shares as to which the Forfeiture Restriction and transfer restrictions lapse or are removed shall also be released to Participant (provided that in no event shall more than 100% of the Distributions be paid to Participant)) and any other Distributions shall be forfeited at such time as the corresponding Shares are forfeited by Participant pursuant to this Agreement.

2. Restrictions on Shares.

(a) Forfeiture Restriction. Subject to the provisions of Section 2(b) below, in the event of Participant’s Termination of Service for any reason, all of the Shares which, from time to time, have not yet been released from the Forfeiture Restriction (together with and any Distributions paid thereon pursuant to Section 1(c) and held by the Company, the “Unreleased Shares”) shall thereupon be forfeited immediately and without any further action by the Company (the “Forfeiture Restriction”). Upon the occurrence of such forfeiture, the Company shall become the legal and beneficial owner of the Unreleased Shares and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unreleased Shares being forfeited by Participant. The Unreleased Shares shall be held by the Company in accordance with Section 3 until the Shares are forfeited as provided in this Section 2(a), until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. Participant hereby authorizes and directs the Secretary of the Company, or such other person designated by the Administrator, to transfer the Unreleased Shares which have been forfeited pursuant to this Section 2(a) from Participant to the Company.

(b) Release of Shares from Forfeiture Restriction. The Shares shall be released from the Forfeiture Restriction in accordance with the vesting schedule set forth in the Grant Notice. As soon as administratively practicable following the release of any Shares from the Forfeiture Restriction, the Company shall, as applicable, either deliver to Participant the certificate or certificates representing such Shares in the Company’s possession belonging to Participant, or, if the Shares are held in book entry form, then the Company shall remove the notations on the book form. Participant (or the beneficiary or personal representative of Participant in the event of Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances as the Company or its representatives deem necessary or advisable in connection with any such delivery.

(c) Transferability. The Unreleased Shares shall not be sold, assigned, transferred, pledged or otherwise encumbered by Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution.

3. Escrow of Shares. The Unreleased Shares shall be held by the Company until the Shares are forfeited as provided in Section 2(a), until such Unreleased Shares are fully released from the Forfeiture Restriction, or until such time as this Agreement no longer is in effect. In such event, Participant shall not retain physical custody of any certificates representing Unreleased Shares issued to Participant. Participant, by acceptance of this Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as Participant’s attorney(s)-in-fact to effect any transfer of forfeited Unreleased Shares to the Company as may be required pursuant to the Plan or this Agreement, and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

4. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Participant understands and agrees that the Company shall cause any certificates issued evidencing the Shares to have the legends set forth below or legends substantially equivalent thereto, together with any other legends that may be required by Applicable Laws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. SUCH TRANSFER RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop Transfer Orders. Participant agrees that, in order to ensure compliance with the restrictions referred to in the Plan and this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Impermissible Transfers Void. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

5. Taxes.

(a) Tax Representation. Participant has reviewed with Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Participant understands that Participant will recognize ordinary income for federal income tax purposes under Section 83 of the Code as and when the Forfeiture Restriction lapses. Participant understands that Participant may elect to be taxed for federal income tax purposes at the time the Shares are issued to Participant rather than as and when the Forfeiture Restriction lapses by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty days from the date of purchase.

PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION UNDER SECTION 83(b), AND THE COMPANY AND ITS REPRESENTATIVES SHALL HAVE NO OBLIGATION OR AUTHORITY TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

(b) Tax Withholding. Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to require payment of any sums required by federal, state and local income and employment, social security or payroll tax law to be withheld with respect to the issuance, lapsing of restrictions on or sale of the Shares. The Company may withhold or the Participant may make such payment in one or more of the forms specified below:

(i) by cash or check made payable to the Company;

(ii) by the deduction of such amount from other compensation payable to Participant;

(iii) with respect to any withholding taxes arising in connection with the vesting of the Shares, and with the consent of the Administrator, by requesting that the Company withhold a net number of vested Shares otherwise deliverable pursuant to this Agreement having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company based on the minimum applicable statutory withholding rates for federal, state and local income tax and payroll tax purposes;

(iv) with respect to any withholding taxes arising in connection with the vesting of the Shares, and with the consent of the Administrator, by tendering vested shares of Common Stock owned by Participant having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Company based on the minimum applicable statutory withholding rates for federal, state and local income tax and payroll tax purposes; or

(v) in any combination of the foregoing.

In the event Participant fails to provide timely payment of all sums required pursuant to this Section 5(b), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 5(b)(ii) or (iii) above. The Company shall not be obligated to deliver any share certificate representing vested Shares to Participant or Participant’s legal representative, or, if the Shares are held in book entry form, to remove the notations on the book form, unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the issuance, lapsing of restrictions on or sale of the Shares.

6. Participant Representations. Participant hereby makes the following certifications and representations with respect to the Shares listed above:

(a) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Participant is acquiring these Shares for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) Participant acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. Participant understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Shares. Participant understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under Applicable Laws.

(c) Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, ninety days thereafter (or such longer period as any market stand-off agreement may require) the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144.

(d) In the event that the Company does not qualify under Rule 701 at the time of issuance of the Shares, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144.

(e) Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption will be available in such event.

7. Miscellaneous.

(a) Adjustment for Corporate Transactions. In the event of any share dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, the Administrator shall make appropriate and equitable adjustments in the Unreleased Shares consistent with any adjustment under Section 8 of the Plan. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Shares, to any and all shares of capital stock or other securities or other property, cash or Distributions which may be issued in respect of, in exchange for, or in substitution of the Shares, and shall be appropriately adjusted for any share dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

(b) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or this Agreement.

(c) Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office or to the then-current email address for the Secretary of the Company, and any notice to be given to Participant shall be addressed to Participant at the most-recent physical or email address for Participant listed in the Company’s personnel records. By a notice given pursuant to this Section 7(c), either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

(d) Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

(e) Severability. In the event any portion of the Plan or this Agreement or any action taken pursuant hereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and this Agreement, and the Plan and this Agreement shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

(f) Entire Agreement; Governing Documents. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof. In the event of any contradiction between the Plan and any Award Agreement or any other written agreement between a Participant and the Company that has been approved by the Administrator, the terms of the Plan shall govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan shall not apply.

(g) Governing Law. The provisions of the Plan and all Awards made thereunder, including the Shares, shall be governed by and interpreted in accordance with the laws of the State of California, disregarding choice-of-law principles of the law of any state that would require the application of the laws of a jurisdiction other than such state.

(h) Titles and Headings. The titles and headings of the Sections in this Agreement are for convenience of reference only and, in the event of any conflict, the text of this Agreement, rather than such titles or headings, shall control.

EXHIBIT B

TO RESTRICTED STOCK GRANT NOTICE

CONSENT OF SPOUSE

I,                     , spouse of Charles A. Myers, have read and approve the foregoing Restricted Stock Grant Notice and Restricted Stock Agreement (the “Agreement”). In consideration of issuing to my spouse the shares of the Common Stock of Airgain, Inc., a California corporation (the “Company”), set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of the Company issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:	,	Signature of Spouse: